Fourth Amendment to Loan Documents

THIS FOURTH AMENDMENT TO LOAN DOCUMENTS  (this “Amendment”)  is  made  effective as of  March 31, 2013, by and between BOVIE MEDICAL CORPORATION, a Delaware corporation (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION(the “Bank”).

BACKGROUND

A.           The Borrower  has executed and  delivered to  the Bank (or a predecessor which is now known by  the Bank’s name  as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.           The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Certain of  the Loan Documents are amended as  set forth in  Exhibit A.   Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment.  This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.           The Borrower hereby certifies that:  (a) all of  its representations and warranties in the Loan Documents,  as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.  The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.
3.           The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.           As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

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5.           To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations.  The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations.  The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.           This  Amendment  may  be signed  in  any  number  of  counterpart  copies and  by  the parties to  this Amendment on separate counterparts,  but all  such copies shall constitute one and the same instrument.   Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.           The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail).

8.           This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

9.           This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located.  This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

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10.           Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).  The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

WITNESS the due execution of this Amendment this 18th day of April, 2013, and made effective as of the date first written above.

Signed and delivered	BORROWER:
in the presence of:
BOVIE MEDICAL CORPORATION, a Delaware
corporation

_____________________________________________	By: /s/ Gary Pickett
Print Name:____________________________________	Name: Gary Pickett
Title: Chief Financial Officer

_____________________________________________
Print Name:____________________________________

BANK:

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Eric Vogt
Eric Vogt
Senior Vice President

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EXHIBIT A TO
FOURTH AMENDMENT TO LOAN DOCUMENTS
DATED EFFECTIVE AS OF MARCH 31, 2013

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.
Revolving Loan Agreement dated as of October 31, 2011 between Borrower and the Bank with attached Borrowing Base Rider, as amended by Amendment to Loan Documents dated as of March 8, 2012, as further amended by Amendment to Loan Documents dated April 7, 2012 and as further amended by Third Amendment to Loan Documents dated as of October 18, 2012 (as amended, the “Revolving Loan Agreement”)

2.	Revolving Line of Credit Note dated October 31, 2011 in the face amount of $6,000,000.00 executed by the Borrower in favor of the Bank (the “Existing Revolving Note”)

3.	Security Agreement (Revolving Loan) dated as of October 31, 2011 executed by the Borrower in favor of the Bank (the “Revolving Security Agreement”)

4.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.           The Loan Documents are amended as follows:

1.	Section 1 of the Revolving Loan Agreement is hereby modified as follows:

(a)	The Permitted Loan Limit (as defined in the introductory sentence to Section 1) is hereby decreased from $6,000,000.00 to $4,000,000.00, effective March 31, 2013.

(b)
The reference in Section 1.1 to the “Note” is hereby modified to refer to the Amended Note (as hereinafter defined), and any future amendments, modifications, renewals, extensions or replacements thereof from time to time.

2.	The title to Section 4.3 is hereby amended to read "Annual Financial Statements" and Section 4.3 is hereby modified by the deletion of the last sentence thereof in its entirety.

3.	Section 4.4 of the Revolving Loan Agreement is amended to add the following at the end thereof:

“In addition to the foregoing, the Borrower shall furnish the Bank the following monthly:  (a) within twenty (20) days after the end of each month, the Borrower's internally-generated Financial Statements for the preceding month, commencing with the statements for the month of April, 2013 and (b) within seven (7) days after the end of each month, Borrower's internally-generated 13-week cash flow forecasts, each in form and substance satisfactory to the Bank and certified by an authorized officer of the Borrower."

4.
The Continuation of Addendum Financial Covenants attached to the Revolving Loan Agreement is hereby deleted in its entirety and replaced with the Revised Continuation to Addendum Financial Covenants attached hereto.  Effective as of March 31, 2013, the financial covenants applicable to the Loan shall be the financial covenants in such Revised Continuation to Addendum.

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5.	Section 5.9 of the Revolving Loan Agreement is hereby added, as follows:

"5.9
Restriction Against Dividends.  The Borrower will not declare or pay any dividends on or make any distribution with respect to any class of its equity, or purchase, redeem, retire or otherwise acquire any of its equity, without the prior written consent of the Bank."

6.
The Equipment Loan referred to in Section 6.4 of the Revolving Loan Agreement has been terminated effective as of March 31, 2013, and, therefore, all references to such Equipment Loan and the related loan documents executed in connection therewith are hereby deleted from the Revolving Loan Agreement, the Revolving Security Agreement and all other Loan Documents.

7.
The interest rate on the Loan is being increased from Daily LIBOR plus 1.75% to Daily LIBOR plus 2.25%.  To evidence such change, as well as the reduction of the Permitted Loan Limit, the Existing Revolving Note is being renewed and replaced by that certain Renewal and Decrease Revolving Promissory Note dated as of March 31, 2013 in the face amount of $4,000,000.00 (the “Amended Note”).  All references in the Loan Documents to the Note shall hereafter mean and refer to the Amended Note, and all amendments, modifications, renewals, extensions or replacements thereof.

C.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to the Bank of this Amendment, and the Amended Note.

2.
Payment by the Borrower to the Bank of an amendment fee in the amount of $5,000.00, and reimbursement of the fees and expenses of the Bank's outside and in-house counsel in connection with this Amendment.

D.
Post-Closing Conditions:  Within sixty (60) days after the execution of this Amendment, the Bank must receive a field exam and an updated appraisal, each of which shall be ordered by the Bank and paid for by the Borrower.  The results of such field exam and appraisal must be satisfactory to the Bank in its sole and absolute discretion.

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REVISED CONTINUATION OF ADDENDUM

FINANCIAL COVENANTS

(1) The Borrower will maintain a minimum Adjusted EBITDA in at least the following amounts, for the following periods:  (a) ($525,000.00) for the three months ending March 31, 2013; (b) ($1,100,000.00) for the six months ending June 30, 2013; (c) ($1,400,000.00) for the nine months ending September 30, 2013; and (d) ($1,400,000.00) for the twelve months ending December 31, 2013.

(2)The Borrower will maintain a minimum Fixed Charge Coverage Ratio of at least the following, as of the end of the following periods:  (a) 1.25:1.0 for the three months ending March 31, 2014; (b) 1.25:1.0 for the six months ending June 30, 2014; (c) 1.25:1.0 for the nine months ending September 30, 2014; and (d) 1.25:1.0 for the twelve months ending December 31, 2014 and for the last twelve months ending as of the end of each fiscal quarter thereafter.

(3)  The Borrower will maintain minimum Liquidity of at least $1,250,000.00 at all times, tested monthly, as at the end of each month, commencing with the month of April, 2013.

(4)  The Borrower will maintain at all times a ratio of total liabilities to Tangible Net Worth of less than 0.75:1.00, tested quarterly, as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2011.

As used herein:

“Adjusted EBITDA” means net income, adjusted for non-cash and non-recurring income and expense items related to stock-based compensation, asset disposition, asset impairment, changes in fair value of liabilities and any other non-cash and/or non-recurring item that is deemed acceptable by the Bank in its sole discretion based on its sole interpretation of the specific circumstances surrounding an expense or income item being considered as an adjustment to EBITDA, plus interest expense plus income tax expense plus depreciation plus amortization.

“Current Maturities” means the scheduled payments of principal on all indebtedness for borrowed money having an original term of more than one year (including but not limited to amortization of capitalized lease obligations), as shown on the Borrower’s Financial Statements as of one year prior to the date of determination.

“Fixed Charge Coverage Ratio” means (i) Adjusted EBITDA, divided by (ii) the sum of Current Maturities plus interest expense plus cash taxes paid plus dividends plus Unfunded Capital Expenditures.

“GAAP” means generally accepted accounting principles as defined by the Financial Accounting Standards Board as from time to time in effect that are consistently applied and, when used with respect to the Borrower, that are consistent with the accounting practice of the Borrower, reflected in the Financial Statements for the Borrower, with such changes as may be approved by an independent public accountant satisfactory to the Bank.

“Liquidity” means cash less borrowings under the Loan.

“Tangible Net Worth” means stockholders' equity in the Borrower less any advances to affiliated parties less all items properly classified as intangibles, in accordance with GAAP.

“Unfunded Capital Expenditures” means capital expenditures made from the Borrower’s funds other than funds borrowed as term debt to finance such capital expenditures.

All of the above financial covenants shall be computed and determined in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments).

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